As filed with the United States Securities and Exchange Commission on April 16, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Freeport-McMoRan Copper & Gold Inc.

(Exact name of registrant as specified in its charter)

Delaware

1000

74-2480931

(State or other

(Primary Standard Industrial Code Number)

(I.R.S. Employer

jurisdiction of incorporation

Identification Number)

or organization)

1615 Poydras Street

New Orleans, Louisiana 70112

(504) 582-4000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kathleen L. Quirk

Vice President and Treasurer

Freeport-McMoRan Copper & Gold Inc.

1615 Poydras Street

New Orleans, Louisiana 70112

(504) 582-4000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Douglas N. Currault II, Esq.

Jones, Walker, Waechter,

Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana 70170

telephone:  (504) 582-8000

facsimile:  (504) 582-8012

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum offering price per unit	Proposed Maximum Aggregate Offering Price(1)	Amount of registration fee
10⅛% Senior Notes due 2010	$500,000,000	$1,000	$500,000,000(2)	$40,450

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

(2)

Represents the aggregate outstanding principal amount of 10⅛% senior notes due 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

Subject to completion, dated April 16, 2003

Prospectus

[Logo]

Freeport-McMoRan Copper & Gold Inc.

Offer to Exchange

Up to $500,000,000 Registered 10⅛% Senior Notes Due 2010

for

Any and all Outstanding Unregistered 10⅛% Senior Notes Due 2010

___________________________

We are offering to exchange 10⅛% senior notes due 2010 that we have registered under the Securities Act of 1933 (the “exchange notes”) for all outstanding 10⅛% senior notes due 2010 (the “outstanding notes”).  In this prospectus we refer to the exchange notes and the outstanding notes collectively as the “notes.”

The Exchange Offer

•

We hereby offer to exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.

•

The exchange offer will expire at 5:00 p.m. New York City time, on              , 2003, unless extended.

•

You may withdraw tenders of your outstanding notes at any time before the exchange offer expires.

•

The exchange notes are substantially identical to the outstanding notes, except that some of the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•

We believe that the exchange of outstanding notes will not be a taxable event for federal income tax purposes, but you should read “Certain U.S. Federal Income Tax Considerations” beginning on page 62 for more information.

•

We will not receive any proceeds from the exchange offer.

•

The outstanding notes are issued on the Luxembourg Stock Exchange.  No public market currently exists for the exchange notes.  Application will be made to list the exchange notes on the Luxembourg Stock Exchange.

Investing in the exchange notes involves risks that we describe in the “Risk Factors” section beginning on page 8.

___________________________

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of 180 days after the date the exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

___________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the exchange notes or passed on the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

We have not authorized anyone to give any information or represent anything to you other than the information in this prospectus.  You must not rely on any unauthorized information or representations.  We are not making an offer to sell the exchange notes in any jurisdiction where the offer or sale is not permitted.

____________________

TABLE OF CONTENTS

Page

Cautionary Notice Regarding Forward-Looking Statements	ii
Summary	1
Risk Factors	8
Selected Historical Consolidated Financial Data	17
Ratio of Earnings to Fixed Charges	19
Exchange Offer	20
Use of Proceeds	27
Description of the Exchange Notes	28
Certain U.S. Federal Income Tax Considerations	62
Plan of Distribution	66
Legal Matters	66
Independent Auditors	66
Reserves	67
Where You Can Find More Information	68

THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT PRINTED IN THIS DOCUMENT BUT IS CONTAINED IN DOCUMENTS FILED WITH THE SEC.  THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 68.

YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY CONTACTING US AT: FREEPORT-MCMORAN COPPER & GOLD INC., 1615 POYDRAS STREET, NEW ORLEANS, LOUISIANA 70112, ATTENTION:  KATHLEEN L. QUIRK, VICE PRESIDENT AND TREASURER.  IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH AN INVESTMENT DECISION IS TO BE MADE WITH RESPECT TO THE EXCHANGE NOTES OFFERED HEREBY AND IN ANY EVENT NO LATER THAN __________, 2003, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE INITIAL EXPIRATION DATE OF THE EXCHANGE OFFER.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), both as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated sales volumes, production volumes, ore grades, commodity prices, development and capital expenditures, mine production and development plans, environmental reclamation and closure costs and plans, reserve estimates, economic and social conditions in our areas of operations, and exploration efforts and results; statements of the plans, strategies and objectives of management for future operations; statements regarding future economic conditions or performance; statements regarding exploration activities; statements about political uncertainties, dealings with regulatory authorities or dealings with indigenous people; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections of this prospectus entitled “Summary” and “Risk Factors,” among other places.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. All forward-looking statements contained or incorporated by reference in this prospectus are made as of the date of this prospectus. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. Currently known risk factors include, but are not limited to, the factors described in the section of this prospectus entitled “Risk Factors.” We urge you to review carefully this section for a more complete discussion of the risks of an investment in the notes.

ii

SUMMARY

This summary highlights selected information we have included in or incorporated by reference into this prospectus.  It does not contain all information that may be important to you.  More detailed information about the notes, our business and our financial and operating data is contained elsewhere in this prospectus.  We encourage you to read this prospectus, including the section entitled “Risk Factors,” and the financial statements and notes thereto incorporated by reference in this prospectus, in their entirety before making an investment decision.

Company Overview

We are one of the world’s largest copper and gold mining and production companies in terms of reserves and production. We are also the lowest cost copper producer in the world, after taking into account credits for related gold and silver production. Our principal asset is the Grasberg mine, which we discovered in 1988. Grasberg contains the largest single gold reserve and one of the largest copper reserves of any mine in the world.

Our principal operating subsidiary is PT Freeport Indonesia, a limited liability company organized under the laws of the Republic of Indonesia and incorporated in Delaware. We own approximately 90.64 percent of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36 percent. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua (formerly Irian Jaya), Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide.

PT Freeport Indonesia conducts its operations pursuant to an agreement, called a Contract of Work, with the Government of Indonesia.  The Contract of Work allows us to conduct extensive mining, production and exploration activities in a 24,700-acre area that we call Block A, which contains the Grasberg mine, and governs our rights and obligations relating to taxes, exchange controls, royalties, repatriation and other matters. The Contract of Work also allows us to explore for minerals in a 0.5-million-acre area that we call Block B (currently in suspension). The term of our Contract of Work expires in 2021, but we can extend it for two 10-year periods subject to Indonesian government approval, which cannot be withheld or delayed unreasonably.

Another of our operating subsidiaries, PT Irja Eastern Minerals, which we refer to as Eastern Minerals, holds an additional Contract of Work in Papua covering approximately 1.2 million acres and conducts exploration activities (currently suspended) under this Contract of Work. We have a 100 percent ownership interest in Eastern Minerals.

In 1996, we established joint ventures with Rio Tinto plc, an international mining company with headquarters in London, England. Rio Tinto conducts mining operations in North America, South America, Asia, Europe and southern Africa. For fiscal year 2002, Rio Tinto had revenues of $10.8 billion and net income of $651 million. One of our joint ventures with Rio Tinto covers PT Freeport Indonesia’s mining operations in Block A. This joint venture gives Rio Tinto, through 2021, a 40 percent interest in certain assets and in production above specified levels from operations in Block A and, after 2021, a 40 percent interest in all production in Block A. Under our joint venture arrangements, Rio Tinto also has a 40 percent interest in PT Freeport Indonesia’s Contract of Work and Eastern Minerals’ Contract of Work. In addition, Rio Tinto has the option to participate in 40 percent of any of our other future exploration projects in Papua. To date, Rio Tinto has elected to participate in all exploration projects, including PT Nabire Bakti Mining.

Under another joint venture agreement through PT Nabire Bakti Mining, we conduct exploration activities (currently suspended) in an area covering approximately 0.5 million acres in five parcels contiguous to PT Freeport Indonesia’s Block B and one of Eastern Minerals’ blocks.

At December 31, 2002, PT Freeport Indonesia’s share of proven and probable recoverable reserves totaled 39.4 billion pounds of copper and 48.5 million ounces of gold, all of which are located in Block A. Our approximate 90.64 percent equity share of those proven and probable recoverable reserves totaled 35.7 billion pounds of copper and 44.0 million ounces of gold (see “Ore Reserves”). In this prospectus, we refer to (1) aggregate reserves, which means all reserves for the operations we manage, (2) PT Freeport Indonesia’s share of reserves, which means the

                                                                                                        1

reserves net of Rio Tinto’s interest under our joint venture arrangements and which are the reserves reported as those of our operations in our consolidated financial statements and (3) our equity share of reserves, which means PT Freeport Indonesia’s share net of the 9.36 percent interest that the Government of Indonesia owns.

We also smelt and refine copper concentrates in Spain, and market the refined copper products, through our wholly owned subsidiary, Atlantic Copper, S.A.  In addition, PT Freeport Indonesia has a 25 percent interest in PT Smelting, an Indonesian company that operates a copper smelter and refinery in Gresik, Indonesia.  These smelters play an important role in our concentrate marketing strategy, as approximately one-half of PT Freeport Indonesia’s concentrate production is sold to Atlantic Copper and PT Smelting.

For further information regarding the Contracts of Work, our reserves, our joint venture agreements, our smelting and refining operations, and other aspects of our operations, we refer you to the section of our annual report on Form 10-K for the year ended December 31, 2002 entitled “Business and Properties,” which is incorporated in this prospectus by reference.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes

We sold the outstanding notes on January 29, 2003 to J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC.  We collectively refer to those parties in this prospectus as the “Initial Purchasers.”  The Initial Purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.

Registration Rights Agreement

Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer.  In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to complete a registered exchange offer for the outstanding notes or cause to become effective a shelf registration statement for resales of the outstanding notes.  The exchange offer is intended to satisfy your rights under the registration rights agreement.  After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer

We are offering to exchange the exchange notes which have been registered under the Securities Act for your outstanding notes.  In order to be exchanged, an outstanding note must be properly tendered and accepted.  All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.  We will issue exchange notes promptly after the expiration of the exchange offer.

Resales

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•

the exchange notes are being acquired in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•

you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act.  We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.  A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on __________, 2003, unless we decide to extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.
Procedures for Tendering Outstanding Notes

If you wish to tender your outstanding notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

•

an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

•

if the outstanding notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.  As part of the book-entry transfer, DTC will facilitate the exchange of your outstanding notes and update your account to reflect the issuance of the exchange notes to you.  ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

•

if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC; or

•

if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on __________, 2003. 4
Federal Income Tax Considerations	We believe that the exchange of outstanding notes will not be a taxable event for U.S. federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act.  As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the outstanding notes.  The exchange notes represent the same debt as the outstanding notes.  Both the outstanding notes and the exchange notes are governed by the same indenture.  Unless otherwise required by the context, we use the term “notes” in this prospectus to refer collectively to the outstanding notes and the exchange notes.  In the following discussion, “we,” “us” and “our” refer only to Freeport-McMoRan Copper & Gold Inc.

Issuer	Freeport-McMoRan Copper & Gold Inc.
Securities	$500 million in aggregate principal amount of 10⅛% Senior Notes due 2010.
Maturity	February 1, 2010.
Interest Payment Dates	February 1 and August 1 of each year, beginning on August 1, 2003.
Ranking	The notes will be unsecured and:
• will rank equally in right of payment with all existing and future senior debt;
• will rank senior to any future subordinated debt;
• will be effectively subordinated to our secured debt to the extent of the value of the assets securing such debt; and
• will be effectively subordinated to all liabilities and preferred stock of our subsidiaries.
See “Description of the Notes—Ranking.”
Optional Redemption	We may redeem the notes, in whole or in part, beginning on February 1, 2007, at the redemption prices listed under “Description of the Notes—Optional Redemption.”
Before February 1, 2006, we may redeem up to 35% of the notes with the net cash proceeds from certain equity offerings at the price listed under “Description of the Notes—Optional Redemption.”
In addition, before February 1, 2007, we may redeem the notes, in whole or in part, at any time at the make-whole redemption price described in “Description of the Notes—Optional Redemption.”
Change of Control

Upon the occurrence of a change of control, and unless we have exercised our right to redeem all the notes as described above, you will have the right to require us to purchase all or a portion of your notes at a purchase price in cash equal to 101 percent of the principal amount plus accrued and unpaid interest to the date of purchase. See “Description of the Notes—Change of Control.”

                                          6

Basic Covenants

The indenture governing the notes contains covenants that will impose significant restrictions on our business. The restrictions that these covenants will place on us and our restricted subsidiaries include limitations on our ability and the ability of our restricted subsidiaries to:

• incur indebtedness;
• pay dividends or make distributions in respect of our capital stock or make certain other restricted payments or investments;
• sell assets, including the capital stock of our restricted subsidiaries;
• agree to payment restrictions affecting our restricted subsidiaries;
• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
• incur liens;
• enter into transactions with our affiliates; and
• designate our subsidiaries as unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications, which are described under “Description of the Notes—Certain Covenants.”
Listing	We will apply to list the exchange notes on the Luxembourg Stock Exchange. The outstanding notes are listed on the Luxembourg Stock Exchange.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.
Luxembourg Listing Agent	The Bank of New York.
Luxembourg Paying and Transfer Agent	The Bank of New York.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus and the documents to which we refer you, including those incorporated by reference in this prospectus, before making an investment decision with respect to the notes.  Realization of any of the following risks could have a material adverse effect on our business, financial condition, cash flow and results of operations.

Risks Related to the Exchange Offer

Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your notes.

We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures.  We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents.  Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery.  If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept such notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

If you do not exchange your notes, your notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes.

We did not register the outstanding notes, nor do we intend to do so following the exchange offer.  Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws.  If you do not exchange your outstanding notes, you will lose your right to have such notes registered under the federal securities laws.  As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

The reoffering and resale of the outstanding notes is subject to significant legal restrictions.

The outstanding notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  As a result, holders of outstanding notes may reoffer or resell outstanding notes only if:

        •

there is an applicable exemption from the registration requirement of the Securities Act of 1933 and applicable                 state laws that applies to the circumstances of the offer and sale, or

        •

we file a registration statement and it becomes effective.

Risks Related to the Notes

There is no public market in the United States for the exchange notes, and we cannot assure you that a market for the exchange notes will develop in the United States.

Although the outstanding notes are eligible for trading in the PORTAL market, the exchange notes will be a new class of securities for which there is no established public trading market in the United States, and no assurance can be given as to:

•

the liquidity of any such market that may develop;

•

the ability of holders of the notes to sell their notes; or

•

the price at which the holders of the notes would be able to sell their notes.

If such a market were to exist, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including:

•

prevailing interest rates and the markets for similar securities;

•

the market price of our common stock;

•

general economic conditions; and

•

our financial condition, historic financial performance and future prospects.

The notes are unsecured and effectively subordinated to our existing and future secured indebtedness and the liabilities of our subsidiaries.

The notes are our senior unsecured obligations, junior in right of payment to all of our existing and future secured debt, to the extent of the collateral, including our obligations under our bank credit facilities. In addition, the notes will be effectively junior in right of payment to the indebtedness and other liabilities of our subsidiaries. For further information, see the section of this prospectus entitled “Description of the Notes — Ranking.”

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our other senior unsecured indebtedness, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.  As a result, holders of notes may receive less, ratably, than holders of our secured indebtedness.

A financial failure by any entity in which we have an interest may hinder the payment of the notes.

A financial failure by any entity in which we have an interest could affect payment of the notes if a bankruptcy court were to “substantively consolidate” that entity with our subsidiaries and/or with us. If a bankruptcy court substantively consolidated an entity in which we have an interest with our subsidiaries and/or with us, the assets of each entity so consolidated would be subject to the claims of creditors of all entities so consolidated. This could expose our creditors, including holders of the notes, to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provisions of the U.S. bankruptcy code. Under this provision, the notes could be restructured over the note holders’ objections as to their general terms, primarily interest rate and maturity.

We may not have the ability to finance the change of control repurchase offer required by the indenture governing the notes.

Upon certain change of control events, as that term is defined in the indenture, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101 percent of the principal amount thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture, which could lead to a cross-default under our bank credit facilities and under the terms of our other indebtedness. In addition, our bank credit facilities prohibit us from making any such required repurchases. Prior to repurchasing the notes upon a change of control event, we must either repay outstanding indebtedness under our bank credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding indebtedness under our bank credit facilities, we would remain prohibited from offering to repurchase the notes. For further information, see the section of this prospectus entitled “Description of the Notes—Repurchase at the Option of Holder.”

Risks Related to our Business

Because our primary operating assets are located in the Republic of Indonesia, our business may be adversely affected by Indonesian political, economic and social uncertainties beyond our control, in addition to the usual risks associated with conducting business in a foreign country.

Indonesia continues to face political, economic and social uncertainties, including separatist movements and civil and religious strife in a number of provinces. In particular, several separatist groups are opposing Indonesian rule over the province of Papua, where our mining operations are located, and have sought political independence for the province. In response to these demands for political independence, new Indonesian regional-autonomy laws became effective January 1, 2001. However, the manner in which these new autonomy laws will be implemented and the degree of political and economic autonomy that they may bring to individual provinces, including Papua, is uncertain and is a current issue in Indonesian politics. Moreover, there have been sporadic attacks on civilians by separatists and sporadic but highly publicized conflicts between separatists and the Indonesian military. Social, economic and political instability in Papua could materially and adversely affect us if this instability results in damage to our property or interruption of our activities.

On August 31, 2002, three people were killed and 11 others were wounded in an ambush by a group of unidentified assailants, who shot at several vehicles transporting international contract schoolteachers from our school in Tembagapura, their family members, and other contractors to PT Freeport Indonesia on the road near Tembagapura, the mining town where the majority of PT Freeport Indonesia’s personnel reside. The identity of the assailants remains uncertain. Some press reports have indicated that members of the military may be responsible for the attack, but military officials have denied these allegations.  Some press reports have also indicated that Papuan separatists may be responsible for the attack, but representatives of the separatists have denied these allegations.  We, the U.S. government, the central Indonesian government, the Papuan provincial and local governments, and leaders of the local people residing in the area of our operations have condemned the attack. Indonesian authorities continue to investigate the incident and we are cooperating fully with the investigation. Representatives of the U.S. Federal Bureau of Investigation also visited the site and are consulting with the Indonesian authorities about the incident.

On October 12, 2002, a bombing killed approximately 200 people in the Indonesian province of Bali, which is 1,500 miles west of our mining and milling operations. Indonesian police, working cooperatively with Australian and U.S. investigators, conducted an investigation that has led to the arrest of 15 suspects. Press reports indicate that some of the suspects may be linked to international terrorist organizations. Our mining and milling operations were not interrupted by either the August 31 or October 12 incidents.

The Government of Indonesia, which provides security for PT Freeport Indonesia’s personnel and operations, has expressed a strong commitment to protect natural resources businesses operating in Indonesia, including PT Freeport Indonesia, with heightened security following the Bali bombing and the shooting incident discussed above.

We cannot predict whether or not there will be additional incidents similar to the recent shooting or bombing. If there were to be additional separatist or other violence in Indonesia, it could materially and adversely affect our business and profitability in ways that we cannot predict at this time.

With the approval of the Indonesian government in 2001, we temporarily suspended our field exploration activities outside of Block A due to safety and security issues and uncertainty relating to a possible conflict between our mining and exploration rights in certain forest areas covered by the Contracts of Work and an Indonesian law enacted in 1999 prohibiting open-pit mining in forest preservation areas. We cannot predict when we will be able to resume our exploration activities in these areas. We expect to continue to seek renewals of these suspensions for each of the suspended areas if required.

In August 1998, we suspended operations for three days at our Grasberg mine in response to a wildcat work stoppage (not authorized by the workers’ union) by a group of workers, a majority of whom were employees of our contractors. The workers cited employment issues as the reasons for their work stoppage. In March 1996, local

                                                                                                         10

people engaged in acts of vandalism that caused approximately $3 million of damages to our property. As a precautionary measure, we closed the Grasberg mine and mill for three days.

Maintaining a good working relationship with the Indonesian government is important to us because all of our mining operations are located in Indonesia and are conducted pursuant to Contracts of Work with the Indonesian government. For a discussion of the risks relating to our Contracts of Work, see the risk factor below. Accordingly, we are also subject to the usual risks associated with conducting business in a foreign country, including the risk of forced modification of existing contracts; changes in the country’s laws or policies, including laws or policies relating to taxation, royalties, imports, exports and currency; and the risk of having to submit to the jurisdiction of a foreign court or having to enforce the judgment of a foreign court or arbitration panel against a sovereign nation within its own territory. In addition, we are subject to the risk of expropriation, and our insurance does not cover losses caused by expropriation.

Our current credit ratings have an impact on the availability and cost of capital to us. Because our primary business operations are in Indonesia, reductions in the sovereign credit ratings of Indonesia have historically had an adverse effect on our credit ratings, and we believe that this relationship is likely to continue.

The U.S. military action in Iraq, the terrorist attacks in the United States on September 11, 2001,  the potential for additional future terrorist acts and other recent events, have created economic and political uncertainties that could materially and adversely affect our business and the prices of our securities.

The U.S. military action in Iraq, the terrorist attacks that took place in the United States on September 11, 2001, the potential for additional future terrorist acts, and the growing tensions between the U.S. and North Korea have caused uncertainty in the world’s financial and insurance markets and may significantly increase global political, economic and social instability, including in Indonesia, the country in which we primarily operate. In addition to the October 12, 2002, bombing in Bali, there have been anti-American demonstrations in certain sections of Indonesia reportedly led by radical Islamic activists. Radical activists have also threatened to attack foreign assets and have called for the expulsion of United States and British citizens and companies from Indonesia.

It is possible that further acts of terrorism may be directed against the United States domestically or abroad, and such acts of terrorism could be directed against properties and personnel of companies such as ours. The attacks and the resulting economic and political uncertainties, including the potential for further terrorist acts, have caused the premiums charged for our insurance coverages to increase significantly. Moreover, while our property and business interruption insurance covers damages to insured property directly caused by terrorism, this insurance does not cover damages and losses caused by war. Terrorism and war developments may materially and adversely affect our business and profitability and the prices of our securities in ways that we cannot predict at this time.

Our Contracts of Work are subject to termination if we do not comply with our contractual obligations and, if a dispute arises, we may have to submit to the jurisdiction of a foreign court or panel. In addition, unless the Indonesian government permits us to suspend activities under our Contracts of Work, we are required to continue those activities or potentially be declared in default.

PT Freeport Indonesia’s and Eastern Minerals’ Contracts of Work were entered into under Indonesia’s 1967 Foreign Capital Investment Law, which provides guarantees of remittance rights and protection against nationalization. Our Contracts of Work can be terminated by the Government of Indonesia if we do not satisfy our contractual obligations, which include the payment of royalties and taxes to the government and the satisfaction of certain mining, environmental, safety and health requirements. Indonesian government officials have periodically raised questions regarding our compliance with Indonesian environmental laws and regulations and the terms of the Contracts of Work. In order to address these questions, the Indonesian government formed a fact-finding team in 2000 that reviewed our compliance with all aspects of PT Freeport Indonesia’s Contract of Work. When or whether the Indonesian government will release its report on its investigation is uncertain. In addition, we cannot assure you that the Indonesian government’s report, if and when they release it, will conclude that we are complying with all of the provisions of PT Freeport Indonesia’s Contract of Work.

Moreover, in recent years, certain government officials and others in Indonesia have questioned the validity of contracts entered into by the Government of Indonesia prior to October 1999, including PT Freeport Indonesia's

                                                                                                       11

 Contract of Work, which was signed in December 1991. We cannot assure you that the validity of, or our compliance with the terms of, the Contracts of Work will not be challenged for political or other reasons. PT Freeport Indonesia's and Eastern Minerals' Contracts of Work require that disputes with the Indonesian government be submitted to international arbitration. Notwithstanding the international arbitration provision, if a dispute arises under the Contracts of Work, we face the risk of having to submit to the jurisdiction of a foreign court or having to enforce the judgment of a foreign court or arbitration panel against Indonesia within its own territory.

In addition, our Contracts of Work permit us to suspend certain activities, including exploration, under the contracts for a period of one year by making a written request to the Indonesian government. These suspension requests are subject to the approval of the Indonesian government and are renewable annually. If we do not request a suspension or are denied a suspension, then we are required to continue our activities under the Contract of Work or potentially be declared in default. Moreover, if a suspension continues for more than one year for reasons other than force majeure and the Indonesian government has not approved such continuation, then the Indonesian government would be entitled to declare a default under the Contract of Work.

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

Our ability to make payments on and to refinance our debt depends on our ability to generate sufficient cash flow. This ability, to a significant extent, is subject to commodity prices and general economic, financial, regulatory, political and other factors that are beyond our control. In addition, our ability to borrow funds in the future to service our debt will depend on our meeting the financial covenants in our bank credit facility, the notes and other debt agreements we may have in the future. Future borrowings may not be available to us under our bank credit facility or otherwise in amounts sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could materially and adversely affect our financial condition.

Covenants in the documents governing our indebtedness impose restrictions on us.

The documents governing our indebtedness:

        •

        restrict the repurchase of, and payment of dividends on, our common stock;

        •

        limit, among other things, our ability to:

                    •

                make investments;

                    •

                engage in transactions with affiliates; and

                    •

                create liens on our assets; and

        •

        require us to maintain specified financial ratios and satisfy financial condition tests.

Events beyond our control, including changes in general economic and business conditions, may affect our ability to satisfy these covenants, which could result in a default under the documents governing our indebtedness.

Our mining operations create difficult and costly environmental challenges, and future changes in environmental laws, or unanticipated environmental impacts from our operations, could require us to incur increased costs.

Mining operations on the scale of our operations in Papua involve significant environmental risks and challenges. Our primary challenge is to dispose of the large amount of crushed and ground rock material, called tailings, that results from the process by which we physically separate the copper, gold and silver from the ore that we mine. Under our tailings management plan, the river system near our mine transports the tailings to the lowlands

                                                                                                     12

where deposits of the tailings and natural sediments are controlled through a levee system for future revegetation and reclamation. We incurred aggregate costs of $7.0 million in 2002, $9.7 million in 2001 and $8.2 million in 2000 for our tailings management plan.

Another of our major environmental challenges is managing overburden, which is the rock that must be moved aside in order to reach the ore in the mining process. In the presence of air, water and naturally occurring bacteria, some overburden can cause acid rock drainage, or acidic water containing dissolved metals which, if not properly managed, can have a negative impact on the environment.

Certain Indonesian governmental officials have from time to time raised issues with respect to our tailings management plan and overburden management plan, including a suggestion that a pipeline system rather than our current system be implemented for tailings disposal. Our ongoing assessment of tailings management has identified significant unresolved technical, environmental and economic issues associated with a pipeline system. Because our mining operations are remotely located in steep mountainous terrain and in an active seismic area, a pipeline system would be costly, difficult to construct and maintain, and more prone to catastrophic failure. For these reasons, we do not believe that a pipeline system is practical.

We anticipate that we will continue to spend significant financial and managerial resources on environmental compliance. In addition, changes in Indonesian environmental laws or unanticipated environmental impacts from our operations could require us to incur significant additional costs.

The volume and grade of the reserves we recover and our rates of production may be more or less than we anticipate. In addition, we do not expect to mine all of our reserves before the initial term of our Contract of Work expires.

Our reserve amounts are determined in accordance with established mining industry practices and standards, but are only estimates of the mineral deposits that can be economically and legally recovered. In addition, our mines may not conform to standard geological expectations. Because ore bodies do not contain uniform grades of minerals, our metal recovery rates will vary from time to time, which will result in variations in the volumes of minerals that we can sell from period to period. Some of our reserves may become unprofitable to develop if there are unfavorable long-term market price fluctuations in copper and gold, or if there are significant increases in our operating and capital costs. In addition, our exploration programs may not result in the discovery of additional mineral deposits that we can mine profitably.

All of our current proven and probable recoverable reserves, including the Grasberg deposit, are located in Block A. The initial term of our Contract of Work covering these reserves expires at the end of 2021. We can extend this term for two successive 10-year periods, subject to the approval of the Indonesian government, which cannot be withheld or delayed unreasonably. Our reserve amounts reflect our estimates of the reserves that can be recovered before 2041 (i.e., before the expiration of the two 10-year extensions) and our current mine plan has been developed and our operations are based on our receiving the two 10-year extensions. As a result, we do not anticipate the mining of all of our reserves prior to the end of 2021 based on our current mine plan, and there can be no assurance that the Indonesian government will approve the extensions. Prior to the end of 2021, we expect to mine approximately 58 percent of aggregate proven and probable ore, representing approximately 65 percent of PT Freeport Indonesia’s share of recoverable copper reserves and approximately 74 percent of PT Freeport Indonesia’s share of recoverable gold reserves.

Our profitability can vary significantly with fluctuations in the market prices of copper and gold.

Our revenues are derived primarily from the sale of copper concentrates, which also contain significant amounts of gold and substantially less significant amounts of silver, and from the sale of copper cathodes, anodes, wire rod and wire. Although we sell most of our copper concentrates under long-term contracts, the selling price is based on world metal prices at or near the time of shipment and delivery.

Copper and gold prices fluctuated widely in 2001 and 2002, primarily due to the slowdown in global economic activity and the economic and political uncertainties created by the terrorist attacks in the United States on September 11, 2001. During 2002, the daily closing prices on the London spot market ranged from 64 cents to 77

                                                                                                           13

cents per pound for copper and $278 to $349 per ounce for gold. During 2001, the daily closing prices on the London spot market ranged from 60 cents to 83 cents per pound for copper and $256 to $293 per ounce for gold.

World metal prices for copper have historically fluctuated widely and are affected by numerous factors beyond our control, including:

        •

the strength of the United States economy and the economies of other industrialized and developing nations;

        •

available supplies of copper from mine production and inventories;

        •

sales by holders and producers of copper;

        •

demand for industrial products containing copper; and

        •

speculation.

World gold prices have also historically fluctuated widely and are affected by numerous factors beyond our control, including:

        •

the strength of the United States economy and the economies of other industrialized and developing nations;

        •

global or regional political or economic crises;

        •

the relative strength of the United States dollar and other currencies;

        •

expectations with respect to the rate of inflation;

        •

interest rates;

        •

sales of gold by central banks and other holders;

        •

demand for jewelry containing gold; and

        •

speculation.

Any material decrease in market prices of copper or gold would materially and adversely affect our results of operations and financial condition.

In addition to the usual risks encountered in the mining industry, we face additional risks because our operations are located on difficult terrain in a very remote area.

Our mining operations are located in steeply mountainous terrain in a very remote area in Indonesia. Because of these conditions, we have had to overcome special engineering difficulties and to develop extensive infrastructure facilities. In addition, the area receives considerable rainfall, which has led to periodic floods and mud slides. The mine site is also in an active seismic area and has experienced earth tremors from time to time. In addition to these special risks, we are also subject to the usual risks associated with the mining industry, such as the risk of encountering unexpected geological conditions that may result in cave-ins and flooding of mine areas. Our insurance may not sufficiently cover an unexpected natural or operating disaster.

Movements in foreign currency exchange rates or interest rates could negatively affect our operating results and earnings.

All of our revenues are denominated in U.S. dollars. However, some of our costs, assets and liabilities are denominated in Indonesian rupiah, Australian dollars or euros. As a result, we are generally less profitable when the U.S. dollar weakens against these foreign currencies.

The rupiah/U.S. dollar daily closing exchange rate ranged from 8,425 to 10,510 rupiahs per U.S. dollar during 2002, and on December 31, 2002, the closing exchange rate was 8,940 rupiahs per U.S. dollar compared with 10,160 rupiahs per U.S. dollar on December 31, 2001. The Australian dollar/U.S. dollar daily closing exchange rate ranged from $0.51 to $0.58 per Australian dollar during 2002, and on December 31, 2002, the closing exchange rate was $0.56 per Australian dollar compared with $0.51 per Australian dollar on December 31, 2001. The euro/U.S. dollar daily closing exchange rate ranged from $0.84 to $0.96 per euro during 2002, and on December 31, 2002, the closing exchange rate was $1.05 per euro compared with $0.88 per euro on December 31, 2001.

From time to time we have in the past and may in the future implement currency hedges intended to reduce our exposure to changes in foreign currency exchange rates. However, our hedging strategies may not be successful, and any of our unhedged foreign exchange payment requirements will continue to be subject to market fluctuations. In addition, certain of our debt is based on fluctuating interest rates. Accordingly, an increase in interest rates could adversely affect our results of operations and financial condition.

Our substantial indebtedness could adversely affect our ability to operate our business and limit our ability to obtain additional financing.

We have substantial indebtedness and, as a result, significant debt service obligations. As of December 31, 2002, on a pro forma basis to give effect to the sale in February 2003 of $575 million of our 7% convertible senior notes due 2011, the sale in January 2003 of $500 million of the outstanding notes and the application of the net proceeds of these offerings to repay all of our borrowings under our bank credit facilities, our total indebtedness outstanding would have aggregated approximately $2.8 billion. In addition to increasing our total indebtedness, the sale of the 7% convertible senior notes and the outstanding notes will also increase the weighted average interest rate on our outstanding debt; as a result, our interest expense will increase. For the year ended December 31, 2002, our interest expense was $171.2 million and our ratio of earnings to fixed charges was 3.4:1.  On a pro forma basis our interest expense for the year ended December 31, 2002, would have been $233.3 million and our ratio of earnings to fixed charges would have been 2.5:1.

Our substantial debt could have important consequences to you. For example, it could:

        •

make it more difficult for us to satisfy our obligations, including our obligations under the notes;

        •

require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would                 reduce the amount of cash flow available to fund working capital, capital expenditures and other corporate                 requirements;

        •

increase our vulnerability to general adverse economic and industry conditions;

        •

limit our ability to respond to business opportunities;

        •

limit our ability to borrow additional funds, which may be necessary; and

        •

subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our                 failure is not waived or cured, could result in an event of default under our debt.

Because we are a holding company, our ability to pay our debts depends upon the ability of our subsidiaries to pay us dividends and to advance us funds. In addition, our ability to participate in any distribution of our subsidiaries’ assets is generally subject to the prior claims of the subsidiaries’ creditors.

Because we conduct business primarily through PT Freeport Indonesia, our major subsidiary, and other subsidiaries, our ability to pay our debts depends upon the earnings and cash flow of PT Freeport Indonesia and our

                                                                                                         15

other subsidiaries and their ability to pay us dividends and to advance us funds. Contractual and legal restrictions applicable to our subsidiaries could also limit our ability to obtain cash from them. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors and preferred shareholders.

Arthur Andersen LLP, our former auditors, audited certain financial information included in our Annual Report on Form 10-K that is incorporated by reference into this prospectus.  In the event such financial information is later determined to contain false or misleading statements, you may be unable to recover damages from Arthur Andersen LLP.

Arthur Andersen LLP completed its audit of our financial statements for the year ended December 31, 2001 and issued its report with respect to such financial statements on February 8, 2002. Subsequently, Arthur Andersen was convicted of obstruction of justice for activities relating to its previous work for Enron Corp.

In July 2002, our board of directors, at the recommendation of our audit committee, approved the appointment of Ernst & Young LLP as our independent public accountants to audit our financial statements for 2002. Ernst & Young replaced Arthur Andersen, which had served as our independent auditors since 1988. We had no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure. Of the financial statements that we include in our Form 10-K for the year ended December 31, 2002, Arthur Andersen audited the financial statements as of December 31, 2001 and 2000, and for each of the years in the two-year period ended December 31, 2001, as set forth in their reports therein.

In June of 2002, Arthur Andersen was convicted of obstructing justice, which is a felony offense.  The SEC prohibits firms convicted of a felony from auditing public companies.  Arthur Andersen is thus unable to consent to the incorporation of its audit opinion on our 2000 and 2001 financial statements into this Form 10-K.  Under these circumstances, Rule 437a under the Securities Act permitted us to file our Form 10-K for the year ended December 31, 2002, which is incorporated by reference into registration statements on file with the SEC, including the registration statement of which this prospectus is a part, without a written consent from Arthur Andersen.

The Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.  As a result, with sales of our securities pursuant to our registration statements that occur after our Form 10-K for the year ended December 31, 2002 was filed with the SEC, Arthur Andersen will not have any liability under the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions of a material fact required to be stated therein.  Accordingly, purchasers of those securities, including holders of outstanding notes who participate in the exchange offer, would be unable to assert a claim against Arthur Andersen under the Securities Act.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected historical financial data for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, which have been derived from our audited financial statements.  The historical results presented below are not necessarily indicative of results that you can expect for any future period. You should read the table in conjunction with the section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 entitled “Management’s Discussion and Analysis,” and with our full financial statements and notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which are incorporated by reference into this prospectus.  See “Where You Can Find Additional Information.”

	2002	2001		2000		1999		1998
CONSOLIDATED FINANCIAL DATA	(Financial Data in Thousands, Except Per Share Amounts)
Years Ended December 31:
Revenues	$1,910,462	$1,838,866		$1,868,610		$1,887,328		$1,757,132
Operating income	640,137	542,926	[a]	492,293	[b]	578,316	[c]	579,585	[d]
Net income before cumulative effect of accounting change	130,099	76,496	[a]	39,500	[b]	100,787	[c]	118,317	[d]
Cumulative effect of accounting change, net [e]	(3,049)	-		-		-		-
Net income applicable to common stock	127,050	76,496	[a]	39,500	[b]	100,787	[c]	118,317	[d]
Pro forma net income, assuming accounting change is applied retroactively[e]	130,099	105,243	[a]	42,736	[b]	105,236	[c]	112,665	[d]
Basic net income per common share	.88	.53	[a]	.26	[b]	.62	[c]	.67	[d]
Diluted net income per common share:
Applicable to common stock	.87	.53	[a]	.26	[b]	.61	[c]	.67	[d]
Pro forma, assuming accounting change is applied retroactively [e]	.89	.73	[a]	.28	[b]	.64	[c]	.64	[d]
Dividends paid per common share	-	-		-		-		.20
Basic average shares outstanding	144,649	143,952		153,997		163,613		175,353
Diluted average shares outstanding	146,418	144,938		154,519		164,567		175,354
At December 31:
Property, plant and equipment, net	3,320,561	3,409,687		3,230,564		3,363,291		3,474,451
Total assets	4,192,193	4,211,929		3,950,741		4,082,916		4,192,634
Long-term debt, including current portion and short-term borrowings	2,038,390	2,338,600		2,190,025		2,148,259		2,456,793
Redeemable preferred stock	450,003	462,504		475,005		487,507		500,007
Stockholders’ equity	266,826	104,444		37,931		196,880		103,416

_____________________

a.

Includes net charges totaling $7.2 million ($6.1 million to net income or $0.04 per share) consisting of a net $5.0 million charge primarily for past service costs for an Atlantic Copper employee benefit plan and a $2.2 million charge for initial funding of a trust established for voluntary special recognition of tribal communities’ traditional land rights in the PT Freeport Indonesia operations area.

b.

Includes net charges totaling $12.4 million ($8.0 million to net income or $0.05 per share) consisting of $6.0 million for contribution commitments to support small business development programs within Papua (formerly Irian Jaya) and $7.9 million for personnel severance costs, partly offset by a $1.5 million gain for the reversal of stock appreciation rights and related costs caused by the decline in our common stock price.

c.

Includes charges totaling $8.8 million ($5.7 million to net income or $0.03 per share) consisting of $3.6 million for an early retirement program, $1.4 million for costs of stock appreciation rights caused by the increase in our common stock price and $3.8 million primarily for bank advisory fees.

d.

Includes net charges totaling $9.1 million ($4.4 million to net income or $0.03 per share) associated with the sale of corporate aircraft.

e.

Effective January 1, 2002, we changed our methodology used in the determination of depreciation associated with PT Freeport Indonesia’s mining and milling life-of-mine assets.  See “Management’s Discussion and Analysis” and Note 1 of  “Notes to Consolidated Financial Statements” contained in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this registration statement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges was as follows for the years presented.

Years Ended December 31,
	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges	3.4x	2.9x	2.3x	3.0x	2.5x
Ratio of earnings to fixed charges and preferred stock dividends	2.5x	2.1x	1.7x	2.2x	1.9x
Pro forma ratio of earnings to fixed charges(1)	2.5x

_______________

(1)

On a pro forma basis to give effect to the sale in February 2003 of $575 million of our 7% convertible senior notes due 2011, the sale in January 2003 of $500 million of the outstanding notes and the application of the net proceeds of these offerings to repay all of our borrowings under our bank credit facilities.

For the ratio of earnings to fixed charges calculation, earnings consist of pre-tax income from continuing operations before minority interests in consolidated subsidiaries, income or loss from equity investees and fixed charges.  Fixed charges include interest and that portion of rent deemed representative of interest.  For the ratio of earnings to fixed charges and preferred stock dividends calculation, we assumed that our preferred stock dividend requirements were equal to the pre-tax earnings that would be required to cover those dividend requirements.  We computed those pre-tax earnings using actual tax rates for each year.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We and the subsidiary guarantors entered into a registration rights agreement with the Initial Purchasers in connection with the issuance of the outstanding notes. The registration rights agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the outstanding notes:

    •

We will use our reasonable best efforts to file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions.

    •

We will use our reasonable best efforts to have the exchange offer registration statement remain effective under the Securities Act until 180 days after the date of closing of the exchange offer.

    •

We will keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 days after the date notice of the exchange offer is mailed to the holders.

We will be required to file a shelf registration statement covering resales of the outstanding notes if:

    •

because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer;

    •

for any reason the exchange offer is not completed on or before September 29, 2003; or

    •

any initial purchaser of the notes so requests in connection with any offering or sale of the notes within 120 days of the completion of the exchange offer.

Under the registration rights agreement, if the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before September 29, 2003, the annual interest rate borne by the outstanding notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer, but who did not tender their outstanding notes, will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

(1)

the exchange notes bear a different CUSIP Number from the outstanding notes;

(2)

the exchange notes have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

(3)

the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including additional registration rights and the provisions providing for liquidated damages in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the same indenture.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the outstanding notes were outstanding.  We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to The Bank of New York (the “exchange agent”). The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer.  See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” means 5:00 p.m., New York City time, on                    , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.   We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release.  During any extension of the exchange offer, all outstanding notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, or (2) to amend the terms of the exchange offer in any manner.  If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

Interest on the Exchange Notes

The exchange notes will bear interest from their date of issuance.  Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes.  Such interest will be paid with the first interest payment on the exchange notes on August 1, 2003.

                                                                                                  21

Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes. Interest on the exchange notes is payable semi-annually on each February 1 and August 1, commencing on August 1, 2003.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

To participate in the exchange offer, each holder will be required to furnish to us a written representation to the effect that:

                •

                it is not an affiliate of ours,

                •

                it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any                 person to participate in, a distribution of the exchange notes to be issued in the exchange offer,

                •

                it is acquiring the exchange notes in its ordinary course of business, and

                •

                if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for                outstanding notes that were acquired as a result of market making activities or other trading activities, it will                deliver a prospectus in connection with any resale of the exchange notes.

The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are

                                                                                                            22

tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)

the tender is made through a member firm of the Medallion System;

(B)

prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate

                                                                            23

number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)

the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)

specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)

identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)

specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)

any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3)

any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail:
The Bank of New York 101 Barclay Street, 7E New York, NY 10286 Attn: Reorganization Department
Facsimile Transmission: ____________________
For Information Telephone: ____________________

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)

to us upon redemption thereof or otherwise;

(2)

so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)

outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)

pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes.  The proceeds from the issuance of the exchange notes will be the outstanding notes.

DESCRIPTION OF THE EXCHANGE NOTES

The Company issued the outstanding notes, and will issue the exchange notes, under an Indenture, dated as of January 29, 2003 (the “Indenture”), between the Company and The Bank of New York, as Trustee (the “Trustee”). The Indenture contains provisions which define your rights under the notes. In addition, the Indenture governs the obligations of the Company under the notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).  For purposes of this section, the term “Company” refers only to Freeport-McMoRan Copper & Gold Inc. and not to any of its subsidiaries.

The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as holders of notes (“Holders”).

Overview of the Notes

The notes:

•

will be general unsecured obligations of the Company;

•

will rank equally in right of payment with all existing and future Senior Indebtedness of the Company;

•

will be senior in right of payment to any future Subordinated Obligations of the Company;

•

will be effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

•

will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each Subsidiary of the Company.

Principal, Maturity and Interest

We issued the outstanding notes in an aggregate principal amount of $500 million. The notes will mature on February 1, 2010. We issued the outstanding notes, and will issue the exchange notes, in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

Each note we issue will bear interest at a rate of 10⅛% per annum beginning on January 29, 2003 or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on the January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year. We will begin paying interest to Holders on August 1, 2003.

We will also pay additional interest to Holders under certain circumstances described under the heading “—Registration Rights.”

Indenture May Be Used For Future Issuances

We may issue from time to time additional notes having identical terms and conditions to the notes we are currently offering (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with such notes.

Paying Agent and Registrar

We will pay the principal of, premium, if any, and interest (including additional interest, if any) on the notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office is 101 Barclay Street, New York, New York 10286. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

Except as set forth in the following two paragraphs, we may not redeem the notes prior to February 1, 2007. On and after this date, we may redeem the notes, in whole or in part, at our option, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any (including additional interest, if any), to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

Year	Redemption Price
2007	105.063%
2008	102.532%
2009 and thereafter	100.000%

At any time prior to February 1, 2007, the notes may be redeemed, in whole or in part, at our option, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to the greater of (i) 100% of the principal amount thereof plus accrued and unpaid interest, if any (including additional interest, if any), to the redemption date and (ii) the sum of (x) the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date (except for currently accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points and (y) accrued and unpaid interest, if any (including additional interest, if any), to the redemption date.

In addition, prior to February 1, 2006, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued and unpaid interest, if any (including additional interest, if any), to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

(1)

at least 65% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

(2)

any such redemption by the Company must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

Selection

If we partially redeem notes, the Trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the notes to be redeemed.

Ranking

The notes will be unsecured Senior Indebtedness of the Company, will rank equally in right of payment with all existing and future Senior Indebtedness of the Company and will be senior in right of payment to any future Subordinated Obligations of the Company. The notes also will be effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

We currently conduct all our operations through our Subsidiaries. Creditors of such Subsidiaries, including trade creditors, others having claims against such Subsidiaries, and preferred stockholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the Company’s creditors, including Holders. The notes, therefore, will be effectively subordinated to the claims of creditors and preferred stockholders (if any) of the Company’s Subsidiaries.

Although the Indenture will limit the Incurrence of Indebtedness by the Company and the Restricted Subsidiaries and the issuance of Capital Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness.

The notes will rank equally in all respects with all other Senior Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

Listing

The outstanding notes are currently listed, and application will be made to list the exchange notes, on the Luxembourg Stock Exchange. The legal notice relating to the issuance of the exchange notes and the Certificate of Incorporation and By-laws of the Company will be registered prior to listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. In addition, as long as the notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, notes will be maintained in Luxembourg. If the application to list the exchange notes on the Luxembourg Stock Exchange is approved, the Company will designate The Bank of New York as its agent for such purposes.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Company to purchase all or any part of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including additional interest, if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the notes pursuant to this section in the event that it has exercised its right to redeem all the notes under the terms of the section titled “Optional Redemption”:

(1)

any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or a Subsidiary of the Company, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(2)

during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

(3)

the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)

the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other

                                                                                              30

consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

(1)

repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

(2)

obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control (except as provided in the proviso in the first paragraph of this “Change of Control” section), the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)

that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including additional interest, if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) on the relevant interest payment date);

(2)

the circumstances and relevant facts and financial information regarding such Change of Control;

(3)

the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)

the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Indebtedness,” “—Limitation on Liens” and “—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the

                                                                                                                     31

Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Certain Covenants

The Indenture will contain covenants including, among others, those summarized below.

Covenant Suspension.  Following the first day (the “Suspension Date”) that:

(a)

the notes have an Investment Grade Rating from both the Rating Agencies and

(b)

no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•

“—Limitation on Indebtedness,”

•

“—Limitation on Restricted Payments,”

•

“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•

“—Limitation on Sales of Assets and Subsidiary Stock,”

•

“—Limitation on Transactions with Affiliates,”

•

“—Future Note Guarantors” and

•

“—Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.”

(collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date, (i) a Default or Event of Default (other than as a result of any breach of the Suspended Covenants) occurs and is continuing or (ii) one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required Investment Grade Ratings, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under “—Limitation on Restricted Payments” as though, for purposes of determining whether new Restricted Payments can be made after such time, such covenant had been in effect during the entire period of time from the date the notes are issued.

Limitation on Indebtedness.  (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2:1.

(b)

Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(1)

Indebtedness Incurred pursuant to the Credit Facilities in an aggregate principal amount not to exceed $1 billion less the aggregate amount of all prepayments of principal from Asset Dispositions;

(2)

Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and

                                                                            32

(B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(3)

Indebtedness (A) represented by the notes (not including any Additional Notes), (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a) and (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this paragraph (b);

(4)

Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements, Currency Agreements and Commodity Price Protection Agreements entered into for bona fide hedging purposes (not for speculation) of the Company in the ordinary course of business; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

(5)

Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of $75 million at any time outstanding);

(6)

Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed $30 million; or

(7)

with respect to any Restricted Subsidiary that is not a Note Guarantor, Indebtedness if (A) on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 3:1 and (B) proceeds are invested (i) in Additional Assets (or used to refinance other Indebtedness the proceeds of which were invested in Additional Assets after the Closing Date) or (ii) for general corporate purposes in an amount not to exceed $250,000,000 in the aggregate for all Indebtedness incurred in reliance on this clause (7)(b)(ii). Pending the final application of the net proceeds of the Indebtedness described under this clause (7), such proceeds may be (A) used to reduce revolving credit borrowings or (B) otherwise invested in Temporary Cash Investments.

(c)

Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the notes on substantially the same terms, taken as a whole, as such Subordinated Obligations.

(d)

For purposes of determining this covenant:

(1)

Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

(2)

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

(3)

in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

Limitation on Restricted Payments.  (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1)

declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends

                                                                                 33

or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

(2)

purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

(3)

purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

(4)

make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)

a Default will have occurred and be continuing (or would result therefrom);

(B)

the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(C)

the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

(i)

50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter ending September 30, 2002 to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii)

the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

(iii)

the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(iv)

the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

(b)

The provisions of the foregoing paragraph (a) will not prohibit:

(1)

any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

(A)

such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

(B)

the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

(2)

any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale or incurrence of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under “—Limitation on Indebtedness”; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

(3)

any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock”; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

(4)

dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

(5)

any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $10 million in any calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

(6)

any declaration and payment of dividends to holders of any class of Preferred Stock of the Company or any Restricted Subsidiary; provided, however, that such dividends will be excluded in the calculation of the amount of Restricted Payments;

(7)

any redemptions or repurchases of Series I Gold-Denominated Preferred Stock, Series II Gold-Denominated Preferred Stock or Silver-Denominated Preferred Stock, in each case paid at maturity, as the same may be extended; provided, however, that any such redemptions or repurchases of Series I Gold-Denominated Preferred Stock may also be effected prior to its maturity so long as such redemption or repurchase occurs no later than August 1, 2003; provided further, however, that such redemptions or repurchases will be excluded in the calculation of the amount of Restricted Payments; or

(8)

the PT Freeport Indonesia Guarantee; provided, however, that an amount equal to such PT Freeport Indonesia Guarantee will be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

(2)

make any loans or advances to the Company; or

(3)

transfer any of its property or assets to the Company.

The preceding provisions will not prohibit:

(A)

any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

(B)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(C)

any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D)

in the case of clause (3) above, any encumbrance or restriction

(i)

that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

(ii)

contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(E)

with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(F)

customary restrictions in connection with Indebtedness incurred pursuant to the covenants described under “—Limitation on Indebtedness” and “—Limitation on Liens”; provided that such limitations are no more restrictive when taken as a whole than Sections 6.01(a), 6.05(b) and 6.08(a) of the Credit Agreement as in effect on the date of the Indenture.

Limitation on Sales of Assets and Subsidiary Stock.  (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1)

the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

(2)

at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash; provided, that this requirement shall not apply in the case of the sale for noncash

                                                                                             36

consideration of up to 4.78% of the Capital Stock of PT Freeport Indonesia relating to the PT Freeport Indonesia Guarantee, and

(3)

an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A)

first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value amounts payable under or in respect of the Credit Facilities or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that any such Indebtedness of the Company has been guaranteed by PT Freeport Indonesia without its having guaranteed the notes in accordance with the terms of the Indenture;

(B)

second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 180 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

(C)

third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Indebtedness of the Company, and

(D)

fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

provided, however that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value; provided further, however, that the Net Cash Proceeds of the sale of any of the Capital Stock of PT Freeport Indonesia shall be applied as provided for under the covenant “—Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.”

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $50 million.

For the purposes of this covenant, the following are deemed to be cash:

•

the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and

•

securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(b)

In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (a)(3)(C) of this covenant, the Company will be required (i) to purchase notes tendered pursuant to an offer by the Company for the notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest (including additional interest, if any) to the date of purchase (subject to the right of Holders of

                                                                                         37

record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon. If the aggregate purchase price of notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes (and other Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $10 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c)

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Transactions with Affiliates.  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:

(1)

that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate,

(2)

that, in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million,

(A)

are set forth in writing, and

(B)

have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and

(3)

that, in the event such Affiliate Transaction involves an amount in excess of $30 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries; provided, however, that this clause 3 shall not apply in the case of any issuance or sale of securities in a public offering or private placement to any Affiliate of the Company so long as the majority of such securities are purchased by Persons who are not Affiliates of the Company and the securities are sold on the same terms to all purchasers.

(b)

The provisions of the foregoing paragraph (a) will not prohibit:

(1)

any Restricted Payment permitted to be paid pursuant to the covenant described under “—Limitation on Restricted Payments,”

(2)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

(3)

the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

(4)

loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $3 million in the aggregate outstanding at any one time,

(5)

the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries,

(6)

any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

(7)

any transaction entered into in connection with the RTZ Interests (as such term is defined in the Credit Agreement) as in effect on the Closing Date, or pursuant to the Participation Agreement (as such term is defined in the Credit Agreement) as in effect on the Closing Date, in each case relating to our joint venture arrangements with Rio Tinto plc, as the same may be amended from time to time, and on terms that are not disadvantageous to the Holders, or

(8)

any transaction pursuant to the Management Services Agreement as in effect on the date of the Indenture as the same may be amended from time to time in any manner not materially less favorable taken as a whole to the Holders of the notes.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.  The Company will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

(1)

to the Company or a Wholly Owned Subsidiary,

(2)

if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary,

(3)

if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under “—Limitation on Restricted Payments” if made on the date of such issuance, sale or other disposition (and such Investment shall be deemed to be an Investment for the purposes of such covenant), or

(4)

the Capital Stock of PT Freeport Indonesia; provided, however, that (i) after giving effect to such transaction the Company shall own at least 67% of the Capital Stock of PT Freeport Indonesia and (ii) the Net Cash Proceeds from any such sale of the Capital Stock of PT Freeport Indonesia (other than any noncash proceeds from the sale of up to 4.78% of the Capital Stock of PT Freeport Indonesia relating to the PT Freeport Indonesia Guarantee) shall be used to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness, in which case the Company or such Restricted Subsidiary will retire such Senior Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

Except as provided in clause (4) above, the proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock.”

Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Company may Incur other Liens (in addition to Permitted Liens) to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending for which financial statements are available prior thereto.

SEC Reports.  The Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of Section 314(a) of the TIA.

Future Note Guarantors.  The Company will cause each Subsidiary that enters into a Guarantee of any of the Company’s future Indebtedness, other than Indebtedness outstanding from time to time under the Credit Facilities not in excess of the amount permitted under clause (1) of subparagraph (b) of the covenant described under “—Limitation on Indebtedness”, to become a Note Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Limitation on Sale/Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)

the Company or such Restricted Subsidiary would be entitled to:

(A)

Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness,” and

(B)

create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens,”

(2)

the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)

the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock.”

Merger and Consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)

the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

(2)

immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under “—Limitation on Indebtedness”;

(4)

immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

(5)

the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(6)

the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

Notwithstanding the foregoing:

(A)

any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B)

the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

Defaults

Each of the following is an Event of Default:

(1)

a default in any payment of interest (including additional interest, if any) on any note when due and payable continued for 30 days,

(2)

a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise,

(3)

the failure by the Company or any Restricted Subsidiary to comply with its obligations under the covenant described under “Merger and Consolidation” above,

(4)

the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under “Change of Control” or “Certain Covenants” above (in each case, other than a failure to purchase notes),

(5)

the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the notes or the Indenture,

(6)

the failure by the Company or any Restricted Subsidiary to pay any Indebtedness or any interest thereon within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the “cross acceleration provision”),

(7)

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”), or

(8)

the rendering of any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent against the Company or a Subsidiary if:

(A)

an enforcement proceeding thereon is commenced by any creditor or

(B)

such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the “judgment default provision”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clauses (4), (5) or (6) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding notes notify the Company and the Trustee of the default and the Company or the Restricted Subsidiary, as applicable, does not cure such default within the time specified in clauses (4), (5) or (6) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest

                                                                                                      41

on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)

such Holder has previously given the Trustee notice that an Event of Default is continuing,

(2)

Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy,

(3)

such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,

(4)

the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)

the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the mandatory redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the notes may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things:

(1)

reduce the amount of notes whose Holders must consent to an amendment,

(2)

reduce the rate of or extend the time for payment of interest (including additional interest, if any) on any note,

(3)

reduce the principal of or extend the Stated Maturity of any note,

(4)

reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “Optional Redemption” above,

(5)

make any note payable in money other than that stated in the note,

(6)

impair the right of any Holder to receive payment of principal of, and interest (including additional interest, if any) on, such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes, or

(7)

make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the notes to:

•

cure any ambiguity, omission, defect or inconsistency,

•

provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

•

provide for uncertificated notes in addition to or in place of certificated notes (provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

•

add Guarantees with respect to the notes or to secure the notes,

•

add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

•

make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture,

•

provide for the issuance of Exchange Notes or Additional Notes, or

•

comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

A Holder will be able to transfer or exchange notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

Defeasance

The Company may at any time terminate all its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, the Company may at any time terminate:

(1)

its obligations under “Change of Control” and the covenants described under “Certain Covenants,” and

(2)

the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “Defaults” above and the limitations contained in clauses (3) and (4) under the first paragraph of “Merger and Consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6) or (7) (with respect only to Significant Subsidiaries), (8) (with respect only to Significant Subsidiaries) under “Defaults” above or because of the failure of the Company to comply with clause (3) or (4) under the first paragraph of “Merger and Consolidation” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest (including additional interest, if any) on, in respect of the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes.

Concerning the Luxembourg Agents

The Bank of New York has been appointed the Luxembourg Listing Agent and is to be the Luxembourg Paying and Transfer Agent.

Notices

As long as the notes are listed on the Luxembourg Stock Exchange, in addition to any notice required by the Indenture, notices to Holders, including but not limited to any notices related to the changing of a paying agent or transfer agent or their specified offices, will be published in a newspaper having general circulation in Luxembourg (which is currently expected to be the Luxemburger Wort). If and so long as the notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of that securities exchange. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

“Additional Assets” means:

(1)

any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

(2)

the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)

Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that:

any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “Certain Covenants—Limitation on Transactions with Affiliates” and “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)

any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2)

all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(3)

any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of (1), (2) and (3) above,

(A)

disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(B)

for purposes of the provisions described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a disposition subject to the covenant described under “Certain Covenants—Limitation on Restricted Payments,” and

(C)

a disposition of assets with a Fair Market Value of less than $1,000,000.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)

the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)

the sum of all such payments.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement

                                                                                                                       45

obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Closing Date” means the date of the Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar agreement or arrangement relating to, or the value of which is dependent upon or which is designed to protect such Person against, fluctuations in commodity prices.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1)

the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, to

(2)

Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(A)

if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(B)

if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C)

if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary

                                                                                               46

repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(D)

if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(E)

if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating:

(1)

all intercompany items between the Company and any Restricted Subsidiary, and

(2)

all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

(1)

interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

(2)

amortization of debt discount and debt issuance costs,

(3)

capitalized interest,

(4)

noncash interest expense,

(5)

commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6)

interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

(7)

net costs associated with Hedging Obligations (including amortization of fees),

(8)

dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Company or a Restricted Subsidiary,

(9)

interest Incurred in connection with investments in discontinued operations, and

(10)

the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1)

any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)

subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

(B)

the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)

any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)

any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, provided, however, that Section 6.08(a) under the Credit Agreement as in effect on the date of the Indenture or any substantially equivalent provision shall not be deemed to be such a restriction, except that:

(A)

subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

(B)

the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)

any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)

any extraordinary gain or loss; and

(6)

the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent

                                                                                             48

such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)

minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2)

excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

(3)

any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)

unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)

treasury stock;

(6)

cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)

Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available, as

(1)

the par or stated value of all outstanding Capital Stock of the Company plus

(2)

paid-in capital or capital surplus relating to such Capital Stock plus

(3)

any retained earnings or earned surplus less

(A)

any accumulated deficit and

(B)

any amounts attributable to Disqualified Stock.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means the amended and restated credit agreement dated as of October 19, 2001, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, among the Company, PT Freeport Indonesia, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent, security agent, JAA security agent and documentation agent, U.S. Bank Trust National Association, as trustee, and J.P. Morgan Securities Inc., as arranger (except to the extent that any such amendment, restatement, supplement,

                                                                                              49

waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of notes at the time outstanding).

“Credit Facilities” means (1) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing or letters of credit, and (2) any notes, bonds or other instruments issued and sold in a public offering, Rule 144A, or other private transaction (together with any related indentures, note purchase agreements or similar agreements), in each case as to clause (1) and (2), as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1)

matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(2)

is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable), or

(3)

is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under “Change of Control” and “Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)

income tax expense of the Company and its Consolidated Restricted Subsidiaries,

(2)

Consolidated Interest Expense,

(3)

depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

(4)

amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and

(5)

all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its Restricted Subsidiaries in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been

                                                                                                            50

obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Equity Offering” means a primary offering of Capital Stock other than (i) Disqualified Stock, (ii) Preferred Stock or (iii) public offerings with respect to the Company’s common stock registered on Form S-8.

“Escrow Funds” means with respect to any Indebtedness issued in accordance with the covenant described under “Certain Covenants—Limitation on Indebtedness” funds in an amount not to exceed the sum of the regularly scheduled interest payments due during the initial three years after the issuance of such Indebtedness and from the proceeds of such Indebtedness, which funds shall be placed in an interest reserve escrow account in connection with the issuance of, and to secure the obligations under, such Indebtedness.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized or domesticated under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

(1)

the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)

statements and pronouncements of the Financial Accounting Standards Board,

(3)

such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4)

the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Governmental Authority” means the government of the United States of America or the Republic of Indonesia, as the case may be, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

(2)

entered into for the primary purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement entered into in the ordinary course of business and not for speculation.

“Holder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)

the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)

the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

(4)

all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)

all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)

all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A)

the Fair Market Value of such asset at such date of determination and

(B)

the amount of such Indebtedness of such other Persons;

(8)

Hedging Obligations of such Person; and

(9)

all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or

                                                                                                         52

acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1)

“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A)

the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(B)

the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Local Party” means a Governmental Authority of the Republic of Indonesia (including a regional Governmental Authority) or an investment vehicle wholly owned and Controlled by such a Governmental Authority.

“Management Services Agreement” means the management services agreement dated as of January 1, 1996, between the Company and FM Services Company, as amended by Amendment No. 1, dated as of September 21, 1999.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1)

all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

(2)

all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

(3)

all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and

(4)

appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions

                                                                                                               53

and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Obligation” means, at any date, Indebtedness substantially related to (1) the acquisition of property or assets not owned by the Company or any of its Subsidiaries as of the date of original issuance of the notes or (2) the financing of a project involving the acquisition or development of any property or assets of the Company or any of its Subsidiaries, as to which in the case of clause (1) or (2) the obligee with respect to such Indebtedness has no recourse to the general corporate funds or the property or assets, in general, of the Company or any of its Restricted Subsidiaries.

“Note Guarantee” means each Guarantee of the obligations with respect to the notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Note Guarantor” means any Subsidiary that has issued a Note Guarantee.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)

the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)

another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(3)

Temporary Cash Investments;

(4)

receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)

loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $3 million in the aggregate outstanding at any one time;

(7)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)

any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under “Certain Covenants—Limitation on Sale of Assets and Subsidiary Stock”;

(9)

Hedging Obligations entered into in the ordinary course of business;

(10)

Unrestricted Subsidiaries and other Persons, valued in each case on the date of such investment, in an aggregate amount not to exceed $10 million; provided, however, that the primary business of such Unrestricted Subsidiary or Person is a Permitted Business; and

(11)

any Person which is primarily engaged in the business of smelting concentrate and in which the Company or any Restricted Subsidiary has, or will have after such Investment, an equity interest; provided, however, that the aggregate amount of such Investment will not exceed $25 million per year.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)

Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4)

Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)

Liens to secure Indebtedness permitted pursuant to clause (b)(1) of the covenant described under “Certain Covenants—Limitation on Indebtedness”;

(8)

Liens existing on the Closing Date;

(9)

Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(10)

Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(11)

Liens created in connection with a project financed with, and created to secure a Non-Recourse Obligation, provided that such Liens are limited (i) to the property or assets acquired, constructed or improved with the proceeds of such Non-Recourse Obligation and (ii) to the Capital Stock of a special purpose Subsidiary of the Company created to issue or incur such Non-Recourse Obligation;

(12)

Liens arising from or in connection with the conveyance of any production payment or similar obligation or instrument with respect to any mineral or natural resource that is not in production on the date of the Indenture;

(13)

Liens to secure Debt incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue or development bond financing, which Liens extend solely to the property which is the subject thereof;

(14)

Liens in favor of governmental bodies to secure progress, advance and other payments required in connection with the acquisition, possession or use of any property or assets of the Company;

(15)

Liens in favor of customs and revenue authorities or incurred upon any property or assets in accordance with customary banking practice to secure any indebtedness incurred in connection with the exporting of goods to, or between, or the marketing of goods, or the importing of goods from, foreign countries, which Liens extend only to the property or asset being so exported or imported;

(16)

Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(17)

Liens securing obligations under Hedging Agreements permitted under the Indenture;

(18)

Liens on any Escrow Fund securing only the Indebtedness associated therewith;

(19)

Liens on the Capital Stock of an Unrestricted Subsidiary in order to secure Indebtedness of such Unrestricted Subsidiary;

(20)

Liens securing Indebtedness of a Restricted Subsidiary, other than a Note Guarantor, permitted pursuant to the covenant described under “Certain Covenants—Limitation on Indebtedness”;

(21)

RTZ Interests, as such term is defined in the Credit Agreement as in effect on the Closing Date; and

(22)

Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9), (10), (11), (12), (13), (14) and (15); provided, however, that:

(A)

such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), and

(B)

the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i)

the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (6), (8), (9), (10), (11), (12), (13), (14), or (15), at the time the original Lien became a Permitted Lien under the Indenture, and

(ii)

an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“PT Freeport Indonesia Guarantee” means any Guarantee by the Company or any Restricted Subsidiary of Indebtedness incurred by a third party in connection with such third party’s acquisition of up to 4.78% of the Capital Stock of PT Freeport Indonesia (the percentage interest acquired in connection with the Nusamba transactions described elsewhere herein); provided, however, that (i) such third party is and shall continue to be wholly owned and Controlled by a Local Party and (ii) any dividends paid on such Capital Stock of PT Freeport Indonesia acquired by such third party shall be applied to pay the Indebtedness incurred by such third party in connection with its acquisition of such Capital Stock until such Indebtedness has been repaid in full.

“Purchase Money Indebtedness” means Indebtedness:

(1)

consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(2)

Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

“Rating Agencies” means Moody’s and S&P or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

(1)

the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2)

the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding, or, if greater, the committed amount, of the Indebtedness being Refinanced, plus an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, and

(4)

if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes on substantially the same terms, taken as a whole, as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

(A)

Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company, or

(B)

Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Senior Indebtedness” of the Company means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the notes; provided, however, that Senior Indebtedness of the Company shall not include:

(1)

any obligation of the Company to any Subsidiary of the Company;

(2)

any liability for Federal, state, local or other taxes owed or owing by the Company;

(3)

any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)

any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company;

(5)

any obligations with respect to any Capital Stock; or

(6)

any Indebtedness Incurred in violation of the Indenture.

“Series I Gold-Denominated Preferred Stock” means the shares of the Company’s Gold-Denominated Preferred Stock mandatorily redeemable in August 2003.

“Series II Gold-Denominated Preferred Stock” means the shares of the Company’s Gold-Denominated Preferred Stock mandatorily redeemable in February 2006.

“Silver-Denominated Preferred Stock” means the shares of the Company’s Silver-Denominated Preferred Stock mandatorily redeemable in February 2006.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement; provided, however, that such Indebtedness shall exclude Disqualified Stock.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by:

(1)

such Person,

(2)

such Person and one or more Subsidiaries of such Person, or

(3)

one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1)

any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

(2)

investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

(3)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

(4)

investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and

(5)

investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Closing Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the notes (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the maturity date of the notes; provided, however, that if the period from the redemption date to the maturity date of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the maturity date of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means:

(1)

any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below,

(2)

Atlantic Copper, S.A.,

(3)

Freeport-McMoRan Spain Inc., and

(4)

any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(A)

the Subsidiary to be so designated has total Consolidated assets of $1,000 or less, or

(B)

if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)

the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “Certain Covenants—Limitation on Indebtedness,” and

(y)

no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Registration Rights

We entered into a registration rights agreement with the initial purchasers on the Closing Date. In that agreement, we agreed for the benefit of the Holders that we will use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding notes for an issue of SEC-registered notes with terms identical to the notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

When the SEC declares the exchange offer registration statement effective, we will offer the exchange notes in return for the outstanding notes. The exchange offer will remain open for at least 20 business days after the date we mail

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notice of the exchange offer to Holders. For each outstanding note surrendered to us under the exchange offer, the Holder will receive an exchange note of equal principal amount.  The exchange notes will bear interest from their date of issuance.  Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes.  Such interest will be paid with the first interest payment on the exchange notes on August 1, 2003.  Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.  Interest on the exchange notes is payable semi-annually on each February 1 and August 1, commencing on August 1, 2003.

If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the outstanding notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all outstanding notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each Holder copies of a prospectus, notify each Holder when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding notes. A Holder that sells outstanding notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a Holder (including certain indemnification obligations).

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 240 days after the Closing Date, the annual interest rate borne by the outstanding notes will be increased by 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all outstanding notes validly surrendered in accordance with the terms of the exchange offer. Outstanding notes not tendered in the exchange offer shall bear interest at their initial rate and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions.

In the event of a registered exchange offer, (a) notice will be given to the Luxembourg Stock Exchange and published in a Luxembourg newspaper announcing the beginning of the registered exchange offer and, following completion of the exchange offer, the results of the exchange offer, (b) a Luxembourg exchange agent, through which all relevant documents with respect to the registered exchange offer will be made available, will be appointed and (c) the Luxembourg exchange agent will be able to perform all agency functions to be performed by any exchange agent, including providing a letter of transmittal and other relevant documents to Holders, and accepting such documents on behalf of us.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax consequences relevant to the exchange of the outstanding notes pursuant to this exchange offer and the ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all potential tax effects.  The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time.  Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes.  This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.  The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below.  There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained. If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.

You should consult your tax advisors as to the particular tax considerations to you of the acquisition, ownership and disposition of the notes, including the effect and applicability of local, state or foreign tax laws.

Federal Income Tax Consequences of the Exchange Offer

The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes.  Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for federal income tax purposes.  Moreover, the exchange notes will have the same tax attributes as the outstanding notes and the same tax consequences to holders as the outstanding notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.  Therefore, references to “notes” apply equally to the exchange notes and the outstanding notes.

Tax Consequence to U.S. Holders

For purposes of this discussion, a “U.S. Holder” means a holder of a note that is any of the following:

(i)

an individual who is a citizen or resident (as defined in Section 7701(b) of the Code) of the United States for U.S. federal income tax purposes;

(ii)

a corporation (or an entity treated as a corporation) created or organized in or under the laws of the United States or any state or the District of Columbia;

(iii)

an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)

a trust if (A) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury Regulation to be treated as a U.S. person.

The Notes

Treatment of Interest.

Stated interest on the notes will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).  Interest income will generally be foreign source income.

We are obligated to pay additional interest on the notes to the holders under certain circumstances described under “Description of the Notes – Registration Rights.”  We intend to treat the possibility that such payments will be made as a remote or incidental contingency, within the meaning of the applicable Treasury Regulations, and therefore, we believe that this possibility will not affect the determination of the yield to maturity on the notes upon their issuance.  In the unlikely event that an additional amount becomes due on the notes, we believe U.S. Holders will be taxable on such amount at the time it accrues or is received (in accordance with the U.S. Holder’s method of tax accounting).  As described under “Description of Notes – Change of Control,” under certain circumstances, the holders of the notes will have the right to require us to purchase their notes at a price in excess of the aggregate principal amount, plus accrued interest.  We intend to take the position that the likelihood of any such repurchase is remote and do not intend to treat the possibility as affecting the yield and maturity of the notes.  Our determination that the possibilities of a repurchase at the option of the Holders on the repayment of additional interest are remote is binding on each U.S. Holder unless the holder explicitly discloses to the IRS that its determination is different than ours in the manner required by the applicable Treasury Regulations.  Our determination is not binding on the IRS, which may take a different position that could affect the timing of both a U.S. Holder’s income and our deduction with respect to such additional payments and could also affect the character of any gain or loss on the disposition of the note.

Sale, Exchange or Retirement of a Note.

Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange (other than for an exchange note) or retirement of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to the payment of accrued interest on the note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder’s adjusted tax basis in the note.  The gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the sale, exchange or retirement.  The deductibility of capital losses is subject to limitations.

Prospective investors should be aware that the resale of a note may be affected by the “market discount” rules of the Code, under which a portion of any gain realized on the retirement or other disposition of a note by a subsequent holder that acquires the note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrues while that holder holds the note.

Backup Withholding and Information Reporting

We or our designated paying agent will, where required, report to U.S. Holders and the IRS the amount of any interest paid on the notes in each calendar year and the amount of tax, if any, withheld with respect to such payments.

Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. Holder may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 30 percent, with respect to dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, the notes, unless:

•

The U.S. Holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or

•

The U. S. Holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

The following general discussion is limited to certain U.S. federal income tax consequences to a purchaser of a note that is a “Non-U.S. Holder.”  As used herein, a “Non-U.S. Holder” is a beneficial owner of a note, that, for U.S. federal income tax purposes, is not a U.S. Holder.  For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust.  For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the notes will be considered to be “U.S. trade or business income” if such income or gain is:

•

effectively connected with the conduct of a U.S. trade or business; or

•

in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

The Notes

U.S. Federal Withholding Tax.

The 30% U.S. federal withholding tax (or, if applicable, a lower treaty rate) will not apply to any payment of principal, interest, or premium made to a Non-U.S. Holder provided that:

•

the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•

the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; or

•

the Non-U.S. Holder is not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business.

In each case, (a) a Non-U.S. Holder must provide its name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that it is not a U.S. Person, or (b) a financial institution holding the notes on a Non-U.S. Holder’s behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN (or successor form) from the beneficial owner and provides us with a copy.

If you cannot satisfy the requirements described above, payments of premium and interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or reduction of) withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Payments of additional interest described under “Description of Notes – Exchange Offer; Registration Rights,” may be subject to United States federal withholding tax.  We intend to withhold tax at a rate of 30% on any payment of such interest made to the Non-U.S. Holders unless we receive an IRS Form W-8BEN (or successor form) or an IRS Form W-8ECI (or successor form) from the Non-U.S. Holder claiming, respectively, that such payments are subject to reduction or elimination of withholding under an applicable treaty or that such payments are effectively connected with the holder’s conduct of a trade or business in the United States.  If we withhold tax from any payment of additional interest made to a Non-U.S. Holder and such payment were determined not to be subject to United States federal tax, a Non-U.S. Holder would be entitled to a refund of any tax withheld.

Sale or Exchange of Notes

A non-United States Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-United States Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain.

If interest or gain from a disposition of the notes is effectively connected with a non-United States Holder’s conduct of a United States trade or business, or if an income tax treaty applies and the non-United States Holder maintains a United States “permanent establishment” to which the interest or gain is generally attributable, the non-United States Holder may be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a United States Holder. If interest income received with respect to the notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Treatment of the Notes for United States Federal Estate Tax Purposes.

Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that, at the time of death, the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and payments of interest on such notes would not have been considered U.S. trade or business income.

Information Reporting Requirements and Backup Withholding Tax

We will, when required, report to the IRS and to each Non-U.S. Holder the amount of any interest paid on the notes in each calendar year, and the amount of tax withheld, if any, with respect to such payments.

In general, you will not be subject to information reporting and backup withholding with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S. Person and we have received from you the statement described above under “U.S. Federal Withholding Tax.”

Information reporting requirements and backup withholding generally will not apply to any payments of the proceeds of the sale of a note effected outside the U.S. by a foreign office or a foreign broker (as defined in applicable Treasury regulations).  However, unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting (but not backup withholding) will apply to any such payments effected outside the U.S. by such a broker if it (1) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.; (2) is a controlled foreign corporation for U.S. federal income tax purposes; or (3) is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.

In addition, you will generally not be subject to information reporting and backup withholding with respect to the proceeds of the sale of a note effected by the U.S. office of a broker, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. Person, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes that it acquired as a result of market-making activities or any other trading activities must acknowledge that it will deliver a prospectus together with any resale of those exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of such exchange notes.  We have agreed that for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market in the United States for the outstanding notes.  The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer.  The holders of outstanding notes, other than any holder who is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to their outstanding notes.  The exchange notes will constitute a new issue of securities with no established trading market.  We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System.  Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes.  If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all.  If a market for the exchange notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

INDEPENDENT AUDITORS

Our audited financial statements as of December 31, 2002 and for year ended December 31, 2002 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 have been incorporated by reference herein on reliance upon the report of Ernst & Young LLP, independent public accountants, and upon authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001 included in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto contained in our annual report on Form 10-K for the year ended December 31, 2002, and are incorporated by reference in this prospectus on the authority of Arthur Andersen LLP as experts in giving that report.  Arthur Andersen LLP has not consented to the inclusion of its report in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.  Because Arthur Andersen LLP has not consented to the inclusion of its report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any

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untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

In July 2002, our board of directors, at the recommendation of our audit committee, approved the appointment of Ernst & Young LLP as our independent public accountants to audit our financial statements for fiscal year 2002.  Ernst & Young replaced Arthur Andersen LLP, which served as our independent auditors since 1988.  The decision to change auditors was not the result of any disagreement between Arthur Andersen and us on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure.

RESERVES

The information regarding our reserves as of December 31, 2002 that is either included in this prospectus or incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 has been reviewed and verified by Independent Mining Consultants, Inc.  This reserve information has been included in this prospectus and incorporated by reference herein in reliance upon the authority of Independent Mining Consultants, Inc. as experts in mining, geology and reserve determination.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy that information at the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC’s Internet address is http://www.sec.gov.

This prospectus provides you with a general description of the exchange notes being registered.  This prospectus is part of a registration statement that we have filed with the SEC.  To see more detail, you should read the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

Rather than include in this prospectus certain information that has been included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important information to you by referring to those publicly filed documents containing the information. The information that we incorporate by reference is considered to be part of this prospectus and future information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents that we have filed with the SEC and that we list below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the securities offered under this prospectus are sold:

        •

 Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (filed March 27, 2003);

        •

Our Definitive Proxy Statement, dated March 24, 2003, with respect to our 2003 Annual Meeting of                 Stockholders to be held on May 1, 2003; and

        •

Current Reports on Form 8-K dated January 15, 2003 (filed January 16, 2003), January 16, 2003 (filed January 17,                 2003), January 24, 2003 (filed January 29, 2003), January 29, 2003 (filed January 29, 2003), two reports dated                 February 6, 2003 (filed February 6, 2003),  February 11, 2003 (filed February 11, 2003); February 11, 2003 (filed                 February 25, 2003), March 6, 2003 (filed March 6, 2003), April 3, 2003 (filed April 3, 2003) and April 4, 2003 (filed                 April 7, 2003).

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless we specifically incorporate them by reference into the filing). You may request copies by writing or telephoning us at:

Freeport-McMoRan Copper & Gold Inc.

1615 Poydras Street

New Orleans, Louisiana 70112

(504) 582-4000

You should rely only on information that we incorporate by reference or provide in this prospectus. We have not authorized anyone else to provide you with different information.

$500,000,000

[LOGO]

Freeport-McMoRan Copper & Gold Inc.

Offer to Exchange

Registered 10⅛% Senior Notes due 2010

For Any and All Outstanding

Unregistered 10⅛% Senior Notes due 2010

Prospectus

________, 2003

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards prescribed in that section, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was our director, officer, employee or agent.  Article VIII of our certificate of incorporation and Article XXV of our by-laws provides that each person who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding by reason of the fact that the person is or was our director, officer, employee or agent shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware.  The indemnification covers all expenses, liability and loss reasonably incurred by the person and includes attorneys’ fees, judgments, fines and amounts paid in settlement.  The rights conferred by Article VIII of our certificate of incorporation and Article XXV of our by-laws are contractual rights and include the right to be paid by us the expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

Article VIII of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their  fiduciary duty as directors except (1) for any breach of the duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividend or unlawful stock repurchases or redemptions or (4) transactions from which directors derive improper personal benefit.

We have an insurance policy insuring our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

II-1

Item 21.  Exhibits.

Exhibit

Number

Description

2.1

Agreement, dated as of May 2, 1995 by and between Freeport-McMoRan Inc. (FTX) and Freeport-McMoRan Copper & Gold Inc. (FCX) and The RTZ Corporation PLC, RTZ Indonesia Limited, and RTZ America, Inc. (the Rio Tinto Agreement).  Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-3 of FCX filed November 5, 2001 (the FCX November 5, 2001 Form S-3).

2.2

Amendment dated May 31, 1995 to the Rio Tinto Agreement.  Incorporated by reference to Exhibit 2.2 to the FCX November 5, 2001 Form S-3.

2.3

Distribution Agreement dated as of July 5, 1995 between FTX and FCX.  Incorporated by reference to Exhibit 2.3 to the FCX November 5, 2001 Form S-3.

4.1

Deposit Agreement dated as of July 1, 1993 among FCX, Mellon Securities Trust Company,  (Mellon), as Depositary, and holders of depositary receipts (Step-Up Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Step-Up Convertible Preferred Stock.  Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of FCX for the quarter ended June 30, 2002 (the FCX 2002 Second Quarter Form 10-Q).

4.2

Form of Step-Up Depositary Receipt. Incorporated by reference to Exhibit 4.2 to the FCX 2002 Second Quarter Form 10-Q.

4.3

Deposit Agreement dated as of August 12, 1993 among FCX, Mellon, as Depositary, and holders of depositary receipts (Gold-Denominated Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Gold-Denominated Preferred Stock. Incorporated by reference to Exhibit 4.3 to the FCX 2002 Second Quarter Form 10-Q.

4.4

Form of Gold-Denominated Depositary Receipt. Incorporated by reference to Exhibit 4.4 to the FCX 2002 Second Quarter Form 10-Q.

4.5

Deposit Agreement dated as of January 15, 1994, among FCX, Mellon, as Depositary, and holders of depositary receipts (Gold-Denominated II Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Gold-Denominated Preferred Stock II.  Incorporated by reference to Exhibit 4.5 to the FCX 2002 Second Quarter Form 10-Q.

4.6

Form of Gold-Denominated II Depositary Receipt. Incorporated by reference to Exhibit 4.6 to the FCX 2002 Second Quarter Form 10-Q.

4.7

Deposit Agreement dated as of July 25, 1994 among FCX, Mellon, as Depositary, and holders of depositary receipts (Silver-Denominated Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, initially represents 0.025 shares of Silver-Denominated Preferred Stock. Incorporated by reference to Exhibit 4.7 to the FCX 2002 Second Quarter Form 10-Q.

4.8

Form of Silver-Denominated Depositary Receipt. Incorporated by reference to Exhibit 4.8 to the FCX 2002 Second Quarter Form 10-Q.

4.9

Amended and Restated Credit Agreement dated as of October 19, 2001 among FCX, PT Freeport Indonesia, the several financial institutions that are parties thereto, U.S. Bank Trust National Association, as PT Freeport Indonesia Trustee, J.P. Morgan Securities Inc., as arranger, and The Chase Manhattan Bank as administrative agent, security agent, JAA security agent and documentary agent.  Incorporated by reference to Exhibit 4.13 to the Quarterly Report on Form 10-Q of FCX for the quarter ended September 30, 2001.

4.10

Indenture dated as of August 7, 2001 from FCX and FCX Investment Ltd. to The Bank Of New York, as trustee.  Incorporated by reference to Exhibit 4.1 to the FCX November 5, 2001 Form S-3.

       II-2

4.11

Registration Rights Agreement dated as of August 7, 2001 by and between FCX and FCX Investment Ltd., as issuers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser. Incorporated by reference to Exhibit 4.2 to the FCX November 5, 2001 Form S-3.

4.12

Collateral Pledge and Security Agreement dated as of August 7, 2001 by and among FCX Investment Ltd., as pledgor, The Bank of New York, as trustee, and The Bank of New York, as collateral agent. Incorporated by reference to Exhibit 4.3 to the FCX November 5, 2001 Form S-3.

4.13

Senior Indenture dated as of November 15, 1996 from FCX to The Chase Manhattan Bank, as Trustee.  Incorporated by reference to Exhibit 4.4 to the FCX November 5, 2001 Form S-3.

4.14

First Supplemental Indenture dated as of November 18, 1996 from FCX to The Chase Manhattan Bank, as Trustee, providing for the issuance of the Senior Notes and supplementing the Senior Indenture dated November 15, 1996 from FCX to such Trustee, providing for the issuance of Debt Securities.  Incorporated by reference to Exhibit 4.5 to the FCX November 5, 2001 Form S-3.

4.15

Rights Agreement dated as of May 3, 2000 between FCX and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.  Incorporated by reference to Exhibit 4.26 to the FCX 2000 First Quarter Form 10-Q.

4.16

Amendment No. 1 to Rights Agreement dated as of February 26, 2002 between FCX and Mellon Investor Services. Incorporated by reference to Exhibit 4.16 to the FCX 2002 First Quarter Form 10-Q.

4.17

Amendment to Amended and Restated Credit Agreement dated as of December 17, 2002.  Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of FCX dated January 16, 2003.

4.18

Indenture dated as of January 29, 2003 from FCX to The Bank of New York, as Trustee, with respect to the 10⅛% Senior Notes due 2010.  Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of FCX dated February 6, 2003.

4.19

Indenture dated as of February 11, 2003 from FCX to The Bank of New York, as Trustee, with respect to the 7% Convertible Senior Notes due 2011.  Incorporated by reference to the Current Report on Form 8-K of FCX dated February 11, 2003.

4.20

Registration Rights Agreement dated as of January 29, 2003 by and among FCX and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC.

4.21

Registration Rights Agreement dated as of February 11, 2003, by and between FCX and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  Incorporated by reference to Exhibit 4.20 to the Annual Report of FCX on Form 10-K for the year ended December 31, 2002 (the 2002 FCX Form 10-K).

5.1

Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P concerning the legality of the exchange notes.

12.1

FCX Computation of Ratio of Earnings to Fixed Charges.  Incorporated by reference to Exhibit 12.1 to the 2002 FCX Form 10-K.

12.2

FCX Computation of Pro Forma Ratio of Earnings to Fixed Charges.

23.1

Consent of Ernst & Young LLP.

23.2

Consent of Independent Mining Consultants, Inc.

23.3

Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

24.1

Powers of Attorney pursuant to which this registration statement has been signed on behalf of certain officers and directors of FCX.

24.2

Certified Resolution of the Board of Directors of FCX authorizing this registration statement to be singed on behalf of any offer or director pursuant to a power of attorney.

                                                                                     II-3

25.1

Statement of eligibility of Trustee.

99.1

Letter of Transmittal.

99.2

Notice of Guaranteed Delivery.

II-4

Item 22.  Undertakings.

The undersigned registrant hereby undertakes:

(a)

to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(b)

to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(c)

that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(d)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospecuts any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value would not exceed that which was registered) any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (d)(i) and (d)(ii) do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(e)

that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)

to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforeceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act, Freeport-McMoRan Copper & Gold Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Orleans, Louisiana, on April 14, 2003.

Freeport-McMoRan Copper & Gold Inc.

By:                   /s/ Richard C. Adkerson
                                                                                                                                        Richard C. Adkerson
                                                                                                                                          President and Chief

                                                                                                                                            Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 14, 2003.

Signature

Title

                                      *                                                        Chairman of the Board,

James R. Moffett

Chief Executive Officer

(Principal Executive Officer)

                                       *                                                     Vice Chairman of the Board

B. M. Rankin, Jr.

                    /s/ Richard C. Adkerson                                 President and Chief Financial Officer

Richard C. Adkerson

(Principal Financial Officer)

                                      *                                                      Vice President and Controller - Financial Reporting

C. Donald Whitmire, Jr.

(Principal Accounting Officer)

                                       *                                                      Director

Robert J. Allison, Jr.

                                       *                                                      Director

R. Leigh Clifford

                                         *                                                    Director

Robert A. Day

                                         *                                                     Director

Gerald J. Ford

                                         *                                                     Director

H. Devon Graham, Jr.

 S-1

                                         *                                                     Director

Oscar L. Groeneveld

                                         *                                                     Director

J. Bennett Johnston

                                          *                                                    Director

Bobby Lee Lackey

                                         *                                                      Director

Gabrielle K. McDonald

                                          *                                                    Director

J. Stapleton Roy

                                          *                                                    Director

J. Taylor Wharton

By:                   /s/ Richard C. Adkerson

Richard C. Adkerson

Attorney-in-Fact

S-2

EXHIBIT INDEX

Exhibit

Number

                           Description

2.1

Agreement, dated as of May 2, 1995 by and between Freeport-McMoRan Inc. (FTX) and Freeport-McMoRan Copper & Gold Inc. (FCX) and The RTZ Corporation PLC, RTZ Indonesia Limited, and RTZ America, Inc. (the Rio Tinto Agreement).  Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-3 of FCX filed November 5, 2001 (the FCX November 5, 2001 Form S-3).

2.2

Amendment dated May 31, 1995 to the Rio Tinto Agreement.  Incorporated by reference to Exhibit 2.2 to the FCX November 5, 2001 Form S-3.

2.3

Distribution Agreement dated as of July 5, 1995 between FTX and FCX.  Incorporated by reference to Exhibit 2.3 to the FCX November 5, 2001 Form S-3.

4.1

Deposit Agreement dated as of July 1, 1993 among FCX, Mellon Securities Trust Company,  (Mellon), as Depositary, and holders of depositary receipts (Step-Up Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Step-Up Convertible Preferred Stock.  Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of FCX for the quarter ended June 30, 2002 (the FCX 2002 Second Quarter Form 10-Q).

4.2

Form of Step-Up Depositary Receipt. Incorporated by reference to Exhibit 4.2 to the FCX 2002 Second Quarter Form 10-Q.

4.3

Deposit Agreement dated as of August 12, 1993 among FCX, Mellon, as Depositary, and holders of depositary receipts (Gold-Denominated Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Gold-Denominated Preferred Stock. Incorporated by reference to Exhibit 4.3 to the FCX 2002 Second Quarter Form 10-Q.

4.4

Form of Gold-Denominated Depositary Receipt. Incorporated by reference to Exhibit 4.4 to the FCX 2002 Second Quarter Form 10-Q.

4.5

Deposit Agreement dated as of January 15, 1994, among FCX, Mellon, as Depositary, and holders of depositary receipts (Gold-Denominated II Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, represents 0.05 shares of Gold-Denominated Preferred Stock II.  Incorporated by reference to Exhibit 4.5 to the FCX 2002 Second Quarter Form 10-Q.

4.6

Form of Gold-Denominated II Depositary Receipt. Incorporated by reference to Exhibit 4.6 to the FCX 2002 Second Quarter Form 10-Q.

4.7

Deposit Agreement dated as of July 25, 1994 among FCX, Mellon, as Depositary, and holders of depositary receipts (Silver-Denominated Depositary Receipts) evidencing certain Depositary Shares, each of which, in turn, initially represents 0.025 shares of Silver-Denominated Preferred Stock. Incorporated by reference to Exhibit 4.7 to the FCX 2002 Second Quarter Form 10-Q.

4.8

Form of Silver-Denominated Depositary Receipt. Incorporated by reference to Exhibit 4.8 to the FCX 2002 Second Quarter Form 10-Q.

4.9

Amended and Restated Credit Agreement dated as of October 19, 2001 among FCX, PT Freeport Indonesia, the several financial institutions that are parties thereto, U.S. Bank Trust National Association, as PT Freeport Indonesia Trustee, J.P. Morgan Securities Inc., as arranger, and The Chase Manhattan Bank as administrative agent, security agent, JAA security agent and documentary agent.  Incorporated by reference to Exhibit 4.13 to the Quarterly Report on Form 10-Q of FCX for the quarter ended September 30, 2001.

4.10

Indenture dated as of August 7, 2001 from FCX and FCX Investment Ltd. to The Bank Of New York, as trustee.  Incorporated by reference to Exhibit 4.1 to the FCX November 5, 2001 Form S-3.

E-1

4.11

Registration Rights Agreement dated as of August 7, 2001 by and between FCX and FCX Investment Ltd., as issuers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser. Incorporated by reference to Exhibit 4.2 to the FCX November 5, 2001 Form S-3.

4.12

Collateral Pledge and Security Agreement dated as of August 7, 2001 by and among FCX Investment Ltd., as pledgor, The Bank of New York, as trustee, and The Bank of New York, as collateral agent. Incorporated by reference to Exhibit 4.3 to the FCX November 5, 2001 Form S-3.

4.13

Senior Indenture dated as of November 15, 1996 from FCX to The Chase Manhattan Bank, as Trustee.  Incorporated by reference to Exhibit 4.4 to the FCX November 5, 2001 Form S-3.

4.14

First Supplemental Indenture dated as of November 18, 1996 from FCX to The Chase Manhattan Bank, as Trustee, providing for the issuance of the Senior Notes and supplementing the Senior Indenture dated November 15, 1996 from FCX to such Trustee, providing for the issuance of Debt Securities.  Incorporated by reference to Exhibit 4.5 to the FCX November 5, 2001 Form S-3.

4.15

Rights Agreement dated as of May 3, 2000 between FCX and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.  Incorporated by reference to Exhibit 4.26 to the FCX 2000 First Quarter Form 10-Q.

4.16

Amendment No. 1 to Rights Agreement dated as of February 26, 2002 between FCX and Mellon Investor Services. Incorporated by reference to Exhibit 4.16 to the FCX 2002 First Quarter Form 10-Q.

4.17

Amendment to Amended and Restated Credit Agreement dated as of December 17, 2002.  Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of FCX dated January 16, 2003.

4.18

Indenture dated as of January 29, 2003 from FCX to The Bank of New York, as Trustee, with respect to the 10⅛% Senior Notes due 2010.  Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of FCX dated February 6, 2003.

4.19

Indenture dated as of February 11, 2003 from FCX to The Bank of New York, as Trustee, with respect to the 7% Convertible Senior Notes due 2011.  Incorporated by reference to the Current Report on Form 8-K of FCX dated February 11, 2003.

4.20

Registration Rights Agreement dated as of January 29, 2003 by and among FCX and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC.

4.21

Registration Rights Agreement dated as of February 11, 2003, by and between FCX and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  Incorporated by reference to Exhibit 4.20 to the Annual Report of FCX on Form 10-K for the year ended December 31, 2002 (the 2002 FCX Form 10-K).

5.1

Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P concerning the legality of the exchange notes.

12.1

FCX Computation of Ratio of Earnings to Fixed Charges.  Incorporated by reference to Exhibit 12.1 to the 2002 FCX Form 10-K.

12.2

FCX Computation of Pro Forma Ratio of Earnings to Fixed Charges.

23.1

Consent of Ernst & Young LLP.

23.2

Consent of Independent Mining Consultants, Inc.

23.3

Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

E-2

24.1

Powers of Attorney pursuant to which this registration statement has been signed on behalf of certain officers and directors of FCX.

24.2

Certified Resolution of the Board of Directors of FCX authorizing this registration statement to be singed on behalf of any offer or director pursuant to a power of attorney.

25.1

Statement of eligibility of Trustee.

99.1

Letter of Transmittal.

99.2

Notice of Guaranteed Delivery.

E-3